UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 9, 2006
(Date of earliest event reported)

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30901	94-3282005
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

575 Broadway, Redwood City, California 94063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 556-9440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2006, SupportSoft, Inc. (“SupportSoft”) signed a sublease agreement with Nuance Communications, Inc. (“Nuance”) to lease the third floor of a building containing approximately 37,449 rentable square feet of office space located at 1900 Seaport Boulevard, Redwood City, California.  The office space will be used as SupportSoft’s headquarter facilities.

The term of the sublease commences on the later to occur of January 1, 2007 or the date Nuance completes certain building improvements. The sublease expires on July 31, 2012.  The monthly base rent for the sublease is $61,483.43 for the period January 1, 2007 through December 31, 2007; $63,355.88 for the period January 1, 2008 through December 31, 2008; $65,228.33 for the period January 1, 2009 through December 31, 2010; $67,100.78 for the period January 1, 2011 through December 31, 2011; and $68,973.23 for the period January 1, 2012 through July 31, 2012.  SupportSoft may also be responsible for certain expenses relating to the operation of the building.  The master landlord must consent to the sublease for the sublease agreement to become effective.  If the master landlord’s consent is not received within 30 days of November 9, 2006, SupportSoft has the right to terminate the sublease agreement.

The foregoing is a summary description of the terms and conditions of the lease agreement and by its nature is incomplete.  It is qualified in its entirety by reference to the sublease agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Sublease dated November 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2006

SUPPORTSOFT, INC.

By:	/s/ Ken Owyang
Ken Owyang
Chief Financial Officer and Senior Vice President of Finance and Administration
(Principal Financial Officer and Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sublease Agreement dated November 9, 2006